As filed with the Securities and Exchange Commission on June 15, 2023
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MERITAGE HOMES CORPORATION
Co-registrants are listed on the following page
(Exact name of registrant as specified in its charter)

Maryland	86-0611231
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8800 E. Raintree Drive, Suite 300
Scottsdale, Arizona 85260
(480) 515-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Meritage Homes Corporation 2018 Stock Incentive Plan
(Full title of the plan)
Hilla Sferruzza
Executive Vice President and Chief Financial Officer
8800 East Raintree Drive, Suite 300
Scottsdale, Arizona 85260
(480) 515-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Jeffrey E. Beck
Snell & Wilmer L.L.P.
One East Washington Street
Suite 2700
Phoenix, Arizona 85004
(602) 382-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act:
Large accelerated filer    ☒    Accelerated filer    ☐
Non-accelerated filer    ☐ (Do not check if a smaller reporting company)    Smaller reporting company    ☐
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement relates to the Registration Statement on Form S-8 (No. 333-225087) (the “2018 Form S-8”) that Meritage Homes Corporation, a Maryland corporation (the “Company”), filed on May 21, 2018, pursuant to which the Company registered 1,250,000 shares of its common stock, par value $0.01 per share (“Common Stock”), for issuance under the Meritage Homes Corporation 2018 Stock Incentive Plan (the “Plan”). The contents of the 2018 Form S-8 are incorporated by reference herein pursuant to General Instruction E to Form S-8, except that the provisions contained in Part II of the 2018 Form S-8 are modified as set forth in this Registration Statement. This Registration Statement relates to the amendment to the Plan to increase the number of shares of Common Stock authorized to be issued thereunder from 1,250,000 to 2,050,000.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
4.1	Restated Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3 of Form 8-K dated June 20, 2002

4.1.1	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 10-Q for the quarter ended September 30, 1998

4.1.2	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated September 15, 2004

4.1.3	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders filed on April 10, 2006

4.1.4	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix B of the Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders filed on April 1, 2008

4.1.5	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Definitive Proxy Statement filed on January 9, 2009

4.2	Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated June 14, 2023

5.1	Opinion of Venable LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Venable LLP	Included as part of Exhibit 5.1

24.1	Power of Attorney	Included on the signature page hereto

99.1	Meritage Homes Corporation 2018 Stock Incentive Plan	Incorporated by reference to Appendix A of the Proxy Statement for the 2018 Annual Meeting of Stockholders

99.2	Amendment to the Meritage Homes Corporation 2018 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of Form 8-K dated May 18, 2023

107.1	Filing Fee Table	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on June 15, 2023.

MERITAGE HOMES CORPORATION

By:	/s/ HILLA SFERRUZZA
Name:	Hilla Sferruzza
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillipe Lord and Hilla Sferruzza, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIPPE LORD	Chief Executive Officer	June 15, 2023
Phillippe Lord	(Principal Executive Officer)

/s/ HILLA SFERRUZZA	Executive Vice President, Chief Financial Officer	June 15, 2023
Hilla Sferruzza	(Principal Financial Officer)

/s/ ALISON SASSER	Chief Accounting Officer	June 15, 2023
Alison Sasser	(Principal Accounting Officer)

/s/ STEVEN J. HILTON	Executive Chairman	June 15, 2023
Steven J. Hilton

/s/ PETER L. AX	Director	June 15, 2023
Peter L. Ax

/s/ RAYMOND OPPEL	Director	June 15, 2023
Raymond Oppel

/s/ GERALD W. HADDOCK	Director	June 15, 2023
Gerald W. Haddock

/s/ DANA BRADFORD	Director	June 15, 2023
Dana Bradford

/s/ MICHAEL R. ODELL	Director	June 15, 2023
Michael R. Odell

/s/ DEBORAH ANN HENRETTA	Director	June 15, 2023
Deborah Ann Henretta

/s/ JOSEPH KEOUGH	Director	June 15, 2023
Joseph Keough

/s/ P. KELLY MOONEY	Director	June 15, 2023
P. Kelly Mooney

/s/ LOUIS E. CALDERA	Director	June 15, 2023
Louis E. Caldera

	Director	June 15, 2023
Dennis V. Arriola